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                                                                      Exhibit 11

                             GREENVOLT POWER CORP.

                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE

               Average
               Weighted                           Loss
Year           Shares              Loss           Per Share
----           ------              ----           ---------
6/30/00        15,217,500          (61,868)       (0.00)